                                                      Rule 424(b)(3)
                                                      Registration No. 333-78003


                              THE BISYS GROUP, INC.

                         SUPPLEMENT NO. 1 TO PROSPECTUS
                               DATED MAY 28, 1999

This Supplement No. 1 supplements the prospectus dated May 28, 1999 covering shares of common stock of The BISYS Group, Inc. offered by the selling stockholders listed in the prospectus.

         Information contained in the table appearing on page 11 of the prospectus under the heading "Selling Stockholders" is modified, as follows:




                                         Common Stock
                                         Beneficially         Maximum       Common Stock Beneficially
                Selling                 Owned Prior to    Amount Offered       Owned After Offering
              Stockholder                  Offering           Hereby              Amount/Percent

T. Brantley Houston, Jr.               34,324 (1)(2)         34,324 (1)(2)           0       0

T. Brantley Houston, Jr.               30,000 (2)            30,000 (2)              0       0
Charitable Remainder
Unitrust DTD September 20, 1999,
T. Brantley Houston, Jr. and
Frederick H. Myers, Trustees

Dated:  November 4, 1999

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(1) Mr. Houston beneficially owned 34,324 shares of BISYS common stock as of the date of this supplement, including 1,607 shares pledged to Regions Bank and 2,334 shares held in escrow to secure Mr. Houston's indemnification obligations to us under the merger agreement with EXAMCO, but not including any shares held by the Nicole E. Houston Trust, the Jonathan B. Houston Trust and the Matthew R. Houston Trust.

(2) Mr. Houston has donated 30,000 shares to the trust.